Exhibit 99.1

FDIC and Pennsylvania Department of Banking to Lift Consent Agreement With Royal Bank America

NARBERTH, PA--(Marketwire - Nov 15, 2011) - Royal Bank America (Royal), the primary banking subsidiary of Royal Bancshares of Pennsylvania, Inc. (NASDAQ: RBPAA), today announced that it has been notified by the Federal Deposit Insurance Corporation (FDIC) and the Pennsylvania Department of Banking that the Consent Agreement to which the bank voluntarily consented in July 2009 will shortly be terminated and replaced with an informal agreement between the bank and its regulatory partners.

Robert R. Tabas, Chairman and CEO, noted, "The lifting of the Consent Agreement is a testament to the progress we have made in strengthening our operations and a positive sign as we continue to position our bank for long-term growth."

Tabas continued, "We thank our regulatory partners for their guidance through this process and commend our team, whose commitment to moving our bank forward has enabled us to reach this important milestone."

About Royal Bancshares of Pennsylvania, Inc.
Royal Bancshares of Pennsylvania, Inc., headquartered in Narberth, Pennsylvania, is the parent company of Royal Bank America, which for the past nearly 50 years has played a lead role in the growth and development of our region by empowering small businesses, entrepreneurs and individuals to achieve their financial goals and enrich our communities. More information on Royal Bancshares of Pennsylvania, Inc., Royal Bank America and its subsidiaries can be found at www.royalbankamerica.com.

Forward Looking Statements
The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares of Pennsylvania, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. For a discussion of the factors that could cause actual results to differ from the results discussed in any such forward-looking statements, see the filings made by Royal Bancshares of Pennsylvania, Inc. with the Securities and Exchange Commission, including its Annual Report -- Form 10-K for the year ended December 31, 2010.